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THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES - SUPPLEMENT DATED
OCTOBER 1, 2001 TO THE MAY 1, 2001 PROSPECTUSES AND STATEMENTS OF ADDITIONAL INFORMATION ("SAIS") FOR:

                           AMERICAN DENTAL ASSOCIATION
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This supplement modifies certain information in the above-referenced prospectuses and SAIs (together, the "Prospectuses"). Unless otherwise indicated, all other information included in the Prospectuses remains unchanged. The terms we use in this supplement have the same meaning as in the Prospectuses.

VARIABLE INVESTMENT OPTION NAME CHANGE:

Effective October 1, 2001, the name of the ADA Blue Chip Growth Fund, which invests in the INVESCO Growth Fund (formerly the INVESCO Blue Chip Growth Fund) has been changed to the ADA Large Cap Growth Fund. All references to this variable investment option in each Prospectus are hereby changed to the new name.